                                                                    EXHIBIT 4.8


                       SECOND AMENDMENT TO LOAN AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Second Amendment"), dated as of December 15, 1995, is entered into among ELCOR CORPORATION, a Delaware corporation ("Company"), the lenders listed on the signature pages hereof ("Lenders"), NATIONSBANK OF TEXAS, N.A., as Issuer (in said capacity, "Issuer"), and NATIONSBANK OF TEXAS, N.A., as Administrative Lender (in said capacity, "Administrative Lender").

                                   BACKGROUND

         A. Company, NationsBank of Texas, N.A., in its capacity as lender ("NationsBank"), Issuer and Administrative Lender heretofore entered into that certain Loan Agreement, dated as of September 29, 1993, as amended by that certain First Amendment to Loan Agreement, dated as of October 31, 1994 (said Loan Agreement, as amended, the "Loan Agreement"; the terms defined in the Loan Agreement and not otherwise defined herein shall be used herein as defined in the Loan Agreement).

         B. Company, NationsBank, Issuer and Administrative Lender desire to add Bank of America - Texas, N.A. ("Bank of America") and Comerica Bank-Texas ("Comerica") as Lenders under the Loan Agreement.

         C. Company, Lenders, Issuer and Administrative Lender desire to amend the Loan Agreement to (i) increase the Commitment to $70,000,000, (ii) extend the Termination Date, and (iii) make certain other amendments thereto.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Company, Lenders, Issuer and Administrative Lender covenant and agree as follows:

         1.      AMENDMENTS TO LOAN AGREEMENT.

                 (a) The dollar amount of "$50,000,000" set forth in the Background paragraph of the Credit Agreement is hereby amended to be "$70,000,000".

                 (b)      The definition of "Applicable Margin" set forth in
         Article 1 of the Loan Agreement is hereby amended to read as follows:

                 "'Applicable Margin' means the following per annum percentages, applicable in the following situations:

                                                          Prime Rate   LIBOR
                  Applicability                              Basis     Basis
                  -------------                              -----     -----
(i)      If the Fixed Charge Coverage Ratio is less          0.000    1.000
         than 1.25 to 1

(ii)     If the Fixed Charge Coverage Ratio is greater       0.000    0.625
         than or equal to 1.25 to 1 but less than 1.50 to
         1

(iii)    If the Fixed Charge Coverage Ratio is greater       0.000    0.500
         than or equal to 1.50 to 1

         In addition, the per annum percentages set forth above (A) in all cases for the LIBOR Basis shall be increased by 0.25% if the Capitalization Ratio is not less than 35% and (B) in the case of clause (i) above only for the Prime Rate Basis shall be increased by 0.25% if the Capitalization Ratio is not less than 35%. The Applicable Margin payable by Company on the Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Company as tested by the Fixed Charge Coverage Ratio and, where appropriate, the Capitalization Ratio. Any such increase or reduction in the Applicable Margin provided for herein shall be effective on the first calendar day of the month next succeeding the date of receipt by Administrative Lender of the applicable financial statements. If financial statements of Company setting forth the Fixed Charge Coverage Ratio and the Capitalization Ratio are not received by Administrative Lender by the date required pursuant to Section
5.5 hereof, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio is less than 1.25 to 1 and the Capitalization Ratio is not less than 35% until such time as such financial statements are received. For the final quarter of any fiscal year of Company, Company may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin."

         (c) The definition of "Commitment" set forth in Article 1 of the Loan Agreement is hereby amended to read as follows:

         "'Commitment' means as to any Lender, the amount set forth opposite such Lender's name under the column titled "Commitment" on Schedule 7 hereto, as the same may be reduced or terminated pursuant to Article 2, which at no time shall exceed such Lender's Specified Percentage of $70,000,000."

         (d) The definition of "Determining Lenders" set forth in Article 1 of the Loan Agreement is hereby amended to read as follows:

         "'Determining Lenders' means at any time Lenders holding at least 66-2/3% of the Advances, or if no Advances are outstanding, Lenders having at least 66-2/3% of the Total Commitment."

         (e) The definition of "Guaranty" set forth in Article 1 of the Loan Agreement is hereby amended by (i) deleting the "and" at the end of clause
(g) thereof, (ii) deleting the "." at the end of clause (h) thereof and inserting ", and" in lieu thereof and (iii) adding clause (i) thereto to read as follows:

         "(i)    guaranties and/or indemnities in connection with that certain
Asset Purchase Agreement dated as of March 24, 1994 among The Harris Waste Management Group, Inc., Amdura Corporation, Mosley Machinery Company, Inc., Mosley Service Corporation and Elcor Corporation."

         (f) The definition of "Officer's Certificate" set forth in Article 1 of the Loan Agreement is hereby amended to read as follows:

         "'Officer's Certificate' means a certificate signed in the name of Company, and as appropriate, by its (i) President or Executive Vice President, Treasurer, Chief Administrative and Financial Officer; or (ii) any other officer acceptable to Administrative Lender."

         (g) The definition of "Specified Percentage" set forth in Article 1 of the Loan Agreement is hereby amended to read as follows:

         "'Specified Percentage' means, as to any Lender, the percentage set forth opposite such Lender's name under the column titled "Specified Percentage" on Schedule 7 hereto, or if applicable, specified in its most recent Assignment Agreement."

         (h) The definition of "Termination Date" set forth in Article 1 of the Loan Agreement is hereby amended to read as follows:

         "'Termination Date' means October 31, 1998, or such earlier date that the Commitment is terminated or such later date that the Commitment is extended pursuant to Section 2.19 hereof."

         (i) The penultimate sentence of Section 2.17 of the Loan Agreement is hereby amended to read as follows:

         "Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the reemployment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be; provided, however, that such Lender shall use all reasonable efforts to mitigate such losses or expenses."

         (j) The first two sentences of Section 3.6(d) of the Loan Agreement are hereby amended to read as follows:

         "Company, no more than once in any calendar month, may direct Administrative Lender to invest funds in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more of the following: the types of investments set forth in clause (b) of definition of Restricted Investments and the type of commercial paper and certificates of deposit set forth in clause
(f) of the definition of Restricted Investments, with such maturities not to exceed one year as Company may specify. In the absence of any direction from Company, Administrative Lender shall invest the funds held in the L/C Cash Collateral Account in one or more of the types of investments set forth in clause (b) of the definition of Restricted Investments with maturities not to exceed thirty days, or, to the extent but only to the extent fully insured in the aggregate, one or more certificates of deposit issued by Issuer with maturities not to exceed thirty days, unless the aggregate amount of such funds which are not then otherwise invested is less than the smallest such investment then available, in which case Administrative Lender shall have no obligation to invest such funds.

         (k) Section 5.2(a) of the Loan Agreement is hereby amended to read as follows:

         "(a)    Property - maintain its material Property in good condition and make all reasonably necessary repairs, renewals, replacements, additions, betterments and improvements thereto; and"

         (l) Section 5.8(a) of the Loan Agreement is hereby amended to read as follows:

         "(a)    Sale of Assets. Neither Company nor any Subsidiary will sell, lease, transfer or otherwise dispose of any assets involved in the manufacturing of asphalt roof shingles and related asphalt roofing products except for (i) sales of inventory in the ordinary course of business and from discontinued businesses, (ii) disposition of obsolete, scrap or waste equipment and material which is no longer useful in the business of Company or any Subsidiary and (iii) transfers to Company or a Subsidiary which has executed a Guaranty Agreement."

         (m) Section 6.13(iii) of the Loan Agreement is hereby amended to read as follows:

         "(iii)  INTENTIONALLY OMITTED"

         (n) The first sentence of Section 9.19 of the Loan Agreement is hereby amended and replaced with two sentences as follows:

         "Each Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to refrain from using except in connection with the Loan Agreement and to keep confidential any non-public information supplied to it by Company pursuant to this Agreement which is identified by Company as being confidential at the time the same is delivered to Lenders, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Lender, (iii) to bank examiners, auditors or accountants of any Lender, (iv) any other Lender, (v) in connection with any litigation to which any one or more Lender is a party, or (vi) to any Participant or Assignee (or prospective Participant or Assignee) so long as such Participant or Assignee (or prospective Participant or Assignee) first executes and delivers to the respective Lender the Confidentiality Agreement; provided, that in no event shall any Lender be obligated or required to return any materials furnished by Company; provided, further, in the case of clauses
(ii), (iii) and (iv), that the recipient of information is informed by the disclosing party of the confidentiality thereof and of the recipient's obligation to keep the information confidential; and provided, further, that unless pursuant to clause (ii), (iii) or (iv) above or specifically prohibited by applicable laws or court order, each Lender agrees, prior to disclosure thereof, to notify Company of any proposed disclosure or request for disclosure of any such non-public information. With respect to any disclosure of non-public information set forth in clause (i) or (v) above, a Lender compelled to disclose, to the extent not prohibited by applicable law or court order, will (i) cooperate with Company so that Company may seek a protective order or other appropriate remedy and (ii) use all reasonable efforts under the circumstances to obtain an order or reasonable assurance that confidential treatment will be afforded such information and that the portion of confidential information for which disclosure is not specifically required is not disclosed."

         (o) The reference to "Commitment" and the dollar amount of "$50,000,000" set forth opposite the name of NationsBank on the signature page of the Loan Agreement is hereby deleted.

         (p) The reference to "Specified Percentage" and the percentage of "100% " set forth opposite the name of NationsBank on the signature page of the Loan Agreement is hereby deleted.

         (q) Schedule 1 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 1 to this Second Amendment.

         (r) Schedule 4 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 4 to this Second Amendment.

         (s) Schedule 7 is hereby added to the Loan Agreement to be in the form of Schedule 7 to this Second Amendment.

          (t) Exhibit F to the Loan Agreement is hereby amended to be in the form of Exhibit F to this Second Amendment.

         2.      REPRESENTATIONS AND WARRANTIES TRUE, NO EVENT OF DEFAULT.
By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

                 (a) the representations and warranties contained in the Loan Agreement are true and correct on and as of the date hereof as if made on and as of such date;

                 (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

                 (c) Company has full power and authority to execute and deliver this Second Amendment, the $40,000,000 Note payable to the order of NationsBank in the form of Exhibit A hereto (the "NationsBank Note"), the $20,000,000 Note payable to the order of Bank of America in the form of Exhibit B hereto (the "Bank of America Note"), and the $10,000,000 Note payable to the order of Comerica in the form of Exhibit C hereto (the "Comerica Note") (the NationsBank Note, the Bank of America Note and the Comerica Note are collectively referred to herein as the "Notes"), and this Second Amendment, the Loan Agreement, as amended hereby, and the Notes constitute the legal, valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities law; and

                 (d) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (other than the Board of Directors of Company), is required for the execution, delivery or performance by Company of this Second Amendment or the Notes or the acknowledgement of this Second Amendment by each Subsidiary which executed the Guaranty Agreement (a "Guarantor").

         3. CONDITIONS OF EFFECTIVENESS. This Second Amendment shall be effective as of December 15, 1995, subject to the following:

                 (a) Administrative Under shall have received counterparts of this Second Amendment executed by each Lender and Issuer;

                 (b) Administrative Lender shall have received counterparts of this Second Amendment executed by Company and acknowledged by each Guarantor;

                 (c) Each Lender shall have received its respective Note executed by Company;

                 (d) Administrative Lender shall have received certified copies of resolutions of Company authorizing execution, delivery and performance of this Second Amendment and the Notes; and

                  (e) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender shall require.

         4. GUARANTORS ACKNOWLEDGEMENT. By signing below, each of the Guarantors (i) acknowledges and consents to the execution, delivery and performance by Company of this Second Amendment, (ii) agrees that its obligations in respect of the Guaranty Agreement (A) are not released, modified, impaired or affected in any manner by this Second Amendment or any of the provisions contemplated herein, and (B) cover, among other things, the Commitment as increased by this Second Amendment, and (ii) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, the Guaranty Agreement.

         5.      REFERENCE TO THE LOAN AGREEMENT.

                 (a) Upon the effectiveness of this Second Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Loan Agreement, as affected and amended by this Second Amendment.

                  (b) The Loan Agreement, as amended by this Second Amendment, and all other Loan Papers shall remain in full force and effect and are hereby ratified and confirmed.

         6. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Second Amendment, the Notes, and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising Administrative Lender as to its rights and responsibilities under the Loan Agreement, as amended by this Second Amendment).

         7. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW; BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Company, each Lender, Issuer and Administrative Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE LOAN AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN
THE PARTIES.

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                                       - 8 -

         IN WITNESS WHERE OF, the parties hereto have executed this Second Amendment as of the date first above written.

                                        ELCOR CORPORATION

                                        By:  /s/ RICHARD J. ROSEBERY
                                           -------------------------------------
                                             Richard J. Rosebery
                                             Executive Vice President,
                                             Treasurer, Chief Administrative
                                             and Financial Officer

                                        NATIONSBANK OF TEXAS, N.A.
                                        as Administrative Lender, Lender and
                                        Issuer

                                        By:   /s/ SCOTT E. FAGIN
                                           -------------------------------------
                                            Name:  Scott E. Fagin
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        BANK OF AMERICA - TEXAS, N.A.

                                        By:   /s/ DONALD P. HELLMAN
                                           -------------------------------------
                                            Name:  Donald P. Hellman
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        COMERICA BANK - TEXAS

                                        By:    /s/ GARY L. EMERY
                                           -------------------------------------
                                            Name:  Gary L. Emery
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

ELK CORPORATION OF DALLAS
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
CHROMIUM CORPORATION
OEL, LTD.

By:  /s/ RICHARD J. ROSEBERY
   ------------------------------------
     Richard J. Rosebery
     Vice President for all

GA INDUSTRIES CORPORATION
M MACHINERY COMPANY,
     INCORPORATED
     (formerly known as Mosley
     Machinery Company, Incorporated)
M SERVICE CORPORATION
     (formerly known as Mosley
     Service Corporation)

By:  /s/ RICHARD J. ROSEBERY
   ------------------------------------
     Richard J. Rosebery
     President for all

ELCOR SERVICE CORPORATION

By:  /s/ RICHARD J. ROSEBERY
   ------------------------------------
     Richard J. Rosebery
     Executive Vice President

                                   EXHIBIT A

                                PROMISSORY NOTE

$40,000,000.00                                         Dated: December 15, 1995

         FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

         This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender, and this
Note is a substitution for (but is not an extinguishment or novation of any indebtedness in respect of) that certain Note of Company payable to the order of Lender dated October 31, 1994 in the principal amount of $50,000,000.00.

         The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                      ELCOR CORPORATION

                                      By:
                                          --------------------------------------
                                          Richard J. Rosebery
                                          Executive Vice President, Treasurer,
                                          Chief Administrative and Financial
                                          Officer

                                   EXHIBIT B
                               PROMISSORY NOTE

$20,000,000.00                                         Dated: December 15, 1995

         FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of BANK OF AMERICA
- TEXAS, N.A. ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

         This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender.

         The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                        ELCOR CORPORATION

                                        By:
                                            ------------------------------------
                                            Richard J. Rosebery
                                            Executive Vice President, Treasurer,
                                            Chief Administrative and Financial
                                            Officer

                                   EXHIBIT C

                                PROMISSORY NOTE

$10,000,000.00                                         Dated: December 15, 1995

         FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of COMERICA BANK - TEXAS ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

         This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender.

         The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.


                                        ELCOR CORPORATION

                                        By:
                                            ------------------------------------
                                            Richard J. Rosebery
                                            Executive Vice President, Treasurer,
                                            Chief Administrative and Financial
                                            Officer

                                   EXHIBIT F

                      [Form of Confidentiality Agreement]

                           CONFIDENTIALITY AGREEMENT

                                                                          [Date]

[Insert Name and Address
of Prospective Participant
or Assignee]


         Re: Loan Agreement dated as of September 29, 1993, as amended, among Elcor Corporation ("Elcor"), the lenders named therein (the "Lenders"), and NationsBank of Texas, N.A., as Administrative Lender (the "Loan Agreement").

Dear              :
     -------------

         As a Lender party to the Agreement, we have agreed with Elcor pursuant to Section 9.19 of the Loan Agreement to keep confidential, except as otherwise provided therein, all non-public information identified by Elcor as being confidential at the time the same is delivered to us pursuant to the Loan Agreement.

         As provided in said Section 9.19, we are permitted to provide you, as a prospective [Participant (as defied in the Loan Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

         Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Lender, (iii) to bank examiners, auditors or accountants of any of the Lenders, (iv) to the Administrative Lender, or any other Lender, (v) in connection with any litigation to which you or any one or more of the Lenders are a party; provided, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement; provided, further, in the case of clauses (ii), (iii) and (iv), that the recipient of information is informed by you of the confidentiality thereof and of the recipient's obligation to keep the information confidential; and provided, further, that, unless pursuant to clause (ii), (iii) or (iv) above or specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify Elcor of any proposed disclosure or request for disclosure of any

         , 199
---------     --
Page 2


such non-public information. With respect to any disclosure of non-public information set forth in clause (i) or (v) above, you agree, to the extent not prohibited by applicable law or court order, to (i) cooperate with Elcor so that Elcor may seek a protective order or other appropriate remedy and (ii) use all reasonable efforts under the circumstances to obtain an order or reasonable assurance that confidential treatment will be afforded such information and that the portion of confidential information for which disclosure is not specifically required is not disclosed.

         Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                             Very truly yours,

                                             -----------------------------------

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

THE FOREGOING IS AGREED TO AS
OF THE DATE OF THIS LETTER.

---------------------------------



By:
   ------------------------------
Title:
      ---------------------------

                                  SCHEDULE 1
                              EXISTING LITIGATION

              This schedule is confidential and has been omitted.

                                  SCHEDULE 4

                           FIXED ASSETS HELD FOR SALE

              This schedule is confidential and has been omitted.




                                      14